                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]
         Check the appropriate box:
         [ ]   Preliminary Proxy Statement
                                                 [ ]  Confidential, For Use of
                                                      the Commission Only (as
         [X]   Definitive Proxy Statement             permitted by Rule 14a-6(e)
         [ ]   Definitive Additional Materials        (2))
         [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ASSOCIATED MATERIALS INCORPORATED
--------------------------------------------------------------------------------
        (Name of Registrant as specified in its Charter and Person Filing
                                Proxy Statement)

         Payment of filing fee (Check the appropriate box):
               [X]  No fee required
               [ ]  Fee computed on table below per Exchange Act Rules 14a-6
                    (i)(1) and 0-11

               (1) Title of each class of securities to which transaction applies:

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               (2) Aggregate number of securities to which transaction applies:


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               (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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               (4) Proposed maximum aggregate value of transaction:


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               (5) Total fee paid:


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               [ ]  Fee paid previously with preliminary materials:


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               [ ]  Check box if any part of the fee is offset as provided by
                    Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               (1)  Amount previously paid:


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               (2)  Form, Schedule or Registration Statement no.:


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               (3)  Filing Party:


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               (4)  Date Filed:


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

                       ASSOCIATED MATERIALS INCORPORATED

                                                                  April 13, 1999

Dear Stockholders:

You are cordially invited to attend our annual stockholder meeting to be held at 2:00 p.m. on Thursday, May 20, 1999, in the Keystone Room, 40th Floor Skylobby in the Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201. This will be our first annual meeting since completing our initial public offering in March 1998.

The proposals to be acted upon at the annual meeting include the election of directors, the approval of an Employee Stock Purchase Plan, the approval of an Incentive Bonus Plan and the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 1999. I hope you will carefully read these proposals, which are described in the accompanying proxy statement, and vote your shares in favor of each proposal.

It is important that your shares be represented at the annual meeting. Accordingly, even if you plan to attend, please sign, date and promptly mail the enclosed proxy card in the postage-prepaid envelope.

                                            Sincerely,
                                            /s/ WILLIAM W. WINSPEAR

                                            William W. Winspear
                                            Chairman, President and Chief
                                            Executive Officer

--------------------------------------------------------------------------------
             2200 ROSS AVENUE  SUITE 4100-EAST  DALLAS, TEXAS 75201

                                PROXY STATEMENT

                       ASSOCIATED MATERIALS INCORPORATED
                       2200 ROSS AVENUE, SUITE 4100 EAST
                              DALLAS, TEXAS 75201

                       SOLICITATION AND VOTING OF PROXIES

     This proxy statement is being provided to you in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of Associated Materials Incorporated. Proxies are being solicited on behalf of the Board of Directors of Associated Materials. The meeting will be held on Thursday, May 20, 1999, starting at 2:00 p.m., in the Keystone Room, 40th Floor Skylobby in the Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201. This proxy statement and the enclosed proxy card are first being mailed on or about April 15, 1999, to holders of the Company's common stock entitled to vote at the Annual Meeting.

     A Proxy Committee will vote the shares of common stock represented by each proxy returned to Associated Materials. William W. Winspear and Robert L. Winspear are the members of the Proxy Committee. Any stockholder giving a proxy may change his or her vote at any time before it is voted at the Annual Meeting by notifying the Secretary of Associated Materials in writing, by submitting a new proxy card dated after the date of the proxy being revoked or by attending the Annual Meeting and voting in person. Where a stockholder's proxy specifies a choice with respect to a matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted FOR the nominees for director identified below, FOR the approval of the Associated Materials Incorporated Employee Stock Purchase Plan, FOR the approval of the Associated Materials Incorporated Incentive Bonus Plan and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.

                          RECORD DATE AND VOTING STOCK

     April 1, 1999 has been set as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date there were 6,618,351 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote. Only recordholders of common stock at the close of business on the record date are entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

     A plurality of the votes of common stock cast at the Annual Meeting is required to elect directors. A majority of the votes cast at the Annual Meeting is required to approve the other actions proposed to be taken at the Annual Meeting. Abstentions and broker non-votes will be included in determining the number of shares of common stock present or represented at the Annual Meeting for purposes of determining whether a quorum exists. However, abstentions with respect to any proposal brought to a vote at the Annual Meeting will have the same effect as a vote against the proposal. Broker non-votes are treated as shares not present for the purposes of the vote with respect to a specific proposal and therefore will have no effect on the outcome of the vote on any proposal.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

INTRODUCTION

     Associated Materials has three classes of directors serving staggered three-year terms. James F. Leary and A. A. Meitz are currently serving terms that expire at the Annual Meeting. The Board has nominated Mr. Leary and Mr. Meitz to continue to serve as directors for terms expiring at Associated Materials' annual stockholders meeting in 2002.

     Unless a proxy specifies otherwise, the Proxy Committee will vote the shares of common stock covered by the proxy for the election of Mr. Leary and Mr. Meitz.

DIRECTOR NOMINEES

     JAMES F. LEARY, AGE 69. Mr. Leary became a director of the Company in 1984 and serves as a member of the Audit and Compensation Committees. From 1995 to 1998, Mr. Leary was Vice Chairman -- Finance and a director of Search Financial Services Inc., a consumer finance company, as well as serving as President of Sunwestern Management Inc., an investment management company, since 1982. Mr. Leary is also a director of Capstone Growth Fund and Capstone Fixed Income Fund, and Quest Products, Inc., a consumer product marketing company. In March 1998, Search Financial filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code.

     A.A. MEITZ, AGE 61. Mr. Meitz became a director of the Company in 1993 and serves as a member of the Audit and Compensation Committees. Mr. Meitz retired as Senior Vice President of the consulting firm of Booz, Allen & Hamilton, Inc. in 1994 where he was employed since 1965. Mr. Meitz is also a director of Banctec, Inc., a computer systems development and support services company.

CONTINUING DIRECTORS

     WILLIAM W. WINSPEAR, AGE 65. Mr. Winspear has been Chairman of the Board, President and Chief Executive Officer of the Company since its inception in 1983. Mr. Winspear is also the Chairman of the Board of Amercord Inc., a 50% owned affiliate of the Company. Mr. Winspear was President and Chief Executive Officer of Chaparral Steel Company from 1975 to 1982. Mr. Winspear is Chairman of the Board of Amercord Inc. Mr. Winspear is the father of Robert L. Winspear, the Company's Vice President and Chief Financial Officer. Mr. Winspear serves in the class of directors whose term of office expires at Associated Materials' annual stockholders meeting in 2000.

     RICHARD I. GALLAND, AGE 82. Mr. Galland became a director of the Company in 1984 and is the Chairman of the Audit and Compensation Committees. Mr. Galland was formerly Chairman of the Board and Chief Executive Officer of American Petrofina Incorporated, an energy exploration and production company and formerly Of Counsel to the law firm of Jones, Day, Reavis & Pogue. Mr. Galland is also a director of D. R. Horton, Inc., a homebuilding company, and Texas Industries, Inc., a steel and construction materials production company. Mr. Galland serves in the class of directors whose term of office expires at Associated Materials' annual stockholders meeting in 2001.

     JOHN T. GRAY, AGE 63. Mr. Gray became a director of the Company in August 1998. Mr. Gray is a General Partner in Brynwood Partners, a private equity investment fund. From 1982 to 1995, Mr. Gray was President and Chief Executive Officer of the Genie Company, a manufacturer of automatic garage door openers. Mr. Gray serves in the class of directors whose term of office expires at Associated Materials' annual stockholders meeting in 2001.

     DONALD L. KAUFMAN, AGE 67. Mr. Kaufman has been President of the Company's Alside division since 1974 and has been Chief Executive Officer of Alside since 1982. Mr. Kaufman joined Alside in 1955 and became a director and a Vice President of the Company in 1984. Mr. Kaufman serves in the class of directors whose term of office expires at Associated Materials' annual stockholders meeting in 2000.

     ALAN B. LERNER, AGE 68. Mr. Lerner became a director of the Company in May 1997 and serves as a member of the Audit and Compensation Committees. Mr. Lerner retired as Senior Executive Vice President from Associates Corporation of North America, a consumer and commercial finance company in 1993, where he had been employed since 1981. Mr. Lerner serves in the class of directors whose term of office expires at Associated Materials' annual stockholders meeting stockholders in 2000.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     BOARD OF DIRECTORS. The Board currently consists of seven members. During 1998, the Board of Directors held seven meetings. The Board has established standing Audit and Compensation Committees to assist the Board in the discharge of its responsibilities. The Board may also appoint other committees for specialized functions as appropriate. In 1998, each current Director attended all Board and applicable committee meetings held during the period he was a director.

     AUDIT COMMITTEE. The members of the Audit Committee are Mr. Galland (Chairman), Mr. Meitz, Mr. Leary and Mr. Lerner. The Audit Committee met once in 1998. The Audit Committee is responsible for recommending an accounting firm to serve as Associated Materials' independent auditors, reviewing the annual audit of Associated Materials, reviewing audit and any nonaudit fees paid to Associated Materials' independent auditors and reviewing the scope and results of internal audit activities. The Audit Committee reports its findings and recommendations to the Board for appropriate action.

     COMPENSATION COMMITTEE. The members of the Compensation Committee are Mr. Galland (Chairman), Mr. Meitz, Mr. Leary and Mr. Lerner. During 1998, the Compensation Committee met twice. The Compensation Committee supervises Associated Materials' compensation policies, administers incentive plans, reviews officers' salaries and bonuses, approves significant changes in employee benefits and recommends to the Board other forms of compensation as it deems appropriate. The report by the Compensation Committee discussing compensation for executive officers of Associated Materials appears elsewhere in this Proxy Statement.

     DIRECTOR NOMINATIONS. The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board as a whole. Written nominations by stockholders for directors will be considered, provided they are received by the Secretary of Associated Materials at its principal executive offices pursuant to timely advance written notice in accordance with Associated Materials' By-Laws. The Company's By-Laws require that notice be given not less than 50 days in advance of the annual meeting, subject to certain exceptions. The By-Laws also require that the certain information be provided, including the identity and address of the nominating stockholder, a representation that the stockholder is a holder of record and entitled to vote for the election of directors as well as the information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee.

                             DIRECTOR COMPENSATION

     Directors, including directors who are employees of the Company, receive an annual retainer of $16,000 plus $2,500 for each Board meeting attended. Directors are also reimbursed for reasonable travel expenses incurred in attending Board meetings. Directors do not receive any additional compensation for serving on Board committees.

     Mr. Gray was granted options to purchase 15,000 shares of common stock at $9.00 per share in August 1998 upon first being elected to the Board. The exercise price was the fair market value of the Company's common stock on the grant date. The options became 50% vested on the date of grant. The balance of the options will vest on the second anniversary of the grant date.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth as of April 1, 1999, the beneficial ownership of common stock by each director of the Company, each of the Company's executive officers and all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of common stock.

                                                                 SHARES
                                                              BENEFICIALLY
NAME OF BENEFICIAL OWNER                                         OWNED       PERCENTAGE
------------------------                                      ------------   ----------
William W. Winspear(1)(2)...................................   3,827,242       57.8%
Richard I. Galland..........................................      35,000           *
John T. Gray(3).............................................       7,500           *
Donald L. Kaufman(4)........................................     466,900        6.9%
James F. Leary..............................................       2,000           *
Alan B. Lerner(3)...........................................      45,000           *
A.A. Meitz(3)...............................................      40,000           *
Robert F. Hogan, Jr.(3).....................................      86,000        1.3%
Robert L. Winspear(2)(3)....................................      24,000           *
All directors and executive officers as a group (9
  persons)..................................................   4,523,642       66.2%

---------------

 *  Less than 1%.

(1) Includes 3,319,725 shares held of record by the Winspear Family Limited Partnership. Mr. William W. Winspear is the trustee of a trust that is the general partner of this partnership. Also includes 220,957 shares of common stock held by Mr. Winspear's spouse. Mr. Winspear disclaims beneficial ownership of the shares owned by his spouse. The address of Mr. Winspear and the Winspear Family Limited Partnership is 2200 Ross Avenue, Suite 4100 East, Dallas, Texas 75201.

(2) William W. Winspear is the father of Robert L. Winspear.

(3) Includes options to purchase common stock held by Mr. Gray (7,500 shares), Mr. Hogan (6,000 shares), Mr. Lerner (40,000 shares), Mr. Meitz (40,000 shares) and Mr. R.L. Winspear (24,000 shares).

(4) Includes options exercisable for 100,000 shares. Also includes 146,000 shares of common stock held by trusts for the benefit of certain members of Mr. Kaufman's family, as to which Mr. Kaufman disclaims beneficial ownership. Excludes 6,000 shares held by a charitable foundation of which Mr. Kaufman is trustee, as to which Mr. Kaufman disclaims beneficial ownership.

     The following table sets forth information regarding the number and percentage of shares of common stock beneficially owned by all persons and entities who are known by the Company to beneficially own five percent or more of the outstanding common stock, other than directors and executive officers of the Company, whose share ownership is reflected in the table above.

                                                                 SHARES
                                                              BENEFICIALLY
NAME OF BENEFICIAL OWNER                                         OWNED       PERCENTAGE
------------------------                                      ------------   ----------
The Prudential Insurance Company of America(1)..............   1,550,000       19.0%
Alliance Capital Management L.P.(2).........................     754,000       11.4%

---------------

(1) Prudential owns of record 1,550,000 shares of Class B common stock, or 100% of all outstanding shares of the Company's Class B common stock. Shares of Class B common stock may be converted at any time into common stock on a one to one basis. The holder of shares of Class B common stock has rights and privileges identical to the rights and privileges of holders of common stock, except that the holder of shares of Class B common stock may vote (with the holders of common stock) only on (a) any amendment to the Company's Certificate of Incorporation, (b) any sale or other disposition of all or substantially all of the Company's assets, (c) any merger or consolidation of the Company, and (d) any liquidation, dissolution or winding up of the Company. Prudential's address is Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07104.

(2) Based on a Schedule 13G filed on February 16, 1999 by (a) AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, as a group, (b) AXA and (c) The Equitable Companies Incorporated. According to the Schedule 13G, Alliance Capital Management L.P., a subsidiary of The Equitable Companies Incorporated, has sole voting power with respect to 16,700 shares, shared voting power with respect to 737,300 shares and sole dispositive power with respect to 754,000 shares. The address of AXA Conseil Vie Assurance Mutuelle is 100-101 Terrasse Boieldieu 92042 Paris La Defense France, the address of AXA Assurances I.A.R.D. Mutuelle and AXA Asurances View Mutuelle

                                         (footnotes continued on following page)
    is 21, rue de Chateaudun, 75009 Paris France, the address of AXA Courtage Assurance Mutuelle is 26, rue Louis le Grand 75002 Paris France, the address of AXA is 9 Place Vendome 75001 Paris France and the address of The Equitable Companies Incorporated is 1290 Avenue of the Americas, New York, New York 10104. The information regarding beneficial ownership of common stock by this group is included in reliance upon a report filed with the SEC by this group, except that the percentage of common stock beneficially owned is based upon the Company's calculations made in reliance upon the number of shares of common stock outstanding on April 1, 1999.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     The Compensation Committee has responsibility for the Company's executive compensation practices and policies. The Committee is currently composed of four outside directors who are not officers or employees of the Company.

EXECUTIVE PAY POLICY

     The Company's compensation programs are intended to attract, retain and motivate the key people necessary to lead Associated Materials to achieve its strategic objective of increased stockholder value over the long term, reflecting the Committee's belief that executive compensation should seek to align the interests of the Company's executives with those of its stockholders. The program utilizes three components: base salary, short-term incentives and long-term compensation in the form of stock options.

     During 1998, the Compensation Committee reviewed survey data prepared by an outside consulting firm regarding compensation practices of companies in similar businesses and of similar size. In connection with its review, compensation for the Company's chief executive officer, as well as its other executive officers, was assessed against the practices of the survey group. In establishing base salaries, the Compensation Committee has adopted a strategy of setting executive salaries between the median salary and the 75th percentile of those shown in the survey data. However, the Compensation Committee also considered other subjective factors, such as experience and the prior performance of the executives in making its salary determinations for 1998. The Compensation Committee set the salary ranges in this manner to ensure that Company's base salary practices do not put it at a competitive disadvantage in retaining and attracting key executives while ensuring an appropriate cost structure for the Company.

     The Company has incentive compensation programs for virtually all employees of the Company. For officers, this program provides for incentive compensation opportunities based upon pre-tax profit of the Company or the division in which they are employed. For other employees, incentive compensation is based upon the profitability of their particular business unit; for example, a manufacturing plant or supply center. The Compensation Committee believes that this program provides a direct incentive to the Company's employees that should result in an increase in long-term stockholder value.

BASE SALARY

     The Compensation Committee increased Mr. Winspear's annual base salary from $440,000 to $470,000 in February 1998. Mr. Winspear's base salary was determined by reference to the median salary of chief executive officers of similar companies, as reflected in the survey data described above. The base salaries of the other executive officers were also adjusted based on the Committee's review of the survey data.

SHORT-TERM INCENTIVE PROGRAM

     Consistent with its historical practice, under the Company's 1998 short-term incentive program, Mr. Winspear was eligible to receive a cash bonus award based upon the Company's pre-tax profit before extraordinary items. Under this program, Mr. Winspear's bonus varies proportionately with the Company's profits.

     Because the Company's chief executive officer beneficially owns a significant percentage of the Company's common stock, the Compensation Committee does not believe that stock-based compensation is an appropriate incentive arrangement for him. The Compensation Committee took this into consideration in determining Mr. Winspear's cash bonus opportunity. Based on the Company's financial performance in 1998, the Company's chief executive officer earned a cash bonus of $429,561.

     In 1998, each of the Company's other executive officers received a cash bonus award based upon pre-tax profit before extraordinary items of either the Company or the executive's operating division.

STOCK OPTIONS

     The Company's stock incentive plan is administered by the Committee and is designed to provide incentive compensation to the Company's executive officers and other key management personnel. The grants are long-term incentives for future performance, which is designed to align the interests of management with those of the Company's stockholders.

     At its August 1998 meeting, the Committee approved grants of stock options to two executive officers and certain other key employees. For the reasons described above, no grants were made in 1998 to the Company's chief executive officer. The number of options granted to specific individuals was dependent on the individual's current performance and expected impact on the future performance of the Company. All grants were made at fair market value at the time of grant. Twenty percent of these options vested on the date of grant, with an additional twenty percent vesting each year commencing on the first anniversary of the grant date.

OTHER MATTERS

     The Committee has reviewed the potential impact of the $1 million deduction limitation on executive compensation which was implemented as part of the Omnibus Budget Reconciliation Act of 1993. Based on that review, the Compensation Committee recommended to the Board that the Company submit for stockholder approval of the Incentive Bonus Plan. If approved by the Company's stockholders this Plan (a copy of which is attached to this Proxy Statement as Annex B) would permit the Company to continue its historical incentive compensation program while maximizing the deductibility of the payments under this Plan.

     This report is submitted by the members of the Compensation Committee of the Board.

THE COMPENSATION COMMITTEE OF THE BOARD

  Richard I. Galland        James F. Leary          Alan B. Lerner            A.A. Meitz
       Chairman

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual compensation paid by the Company for services rendered in 1998, 1997 and 1996 by the chief executive officer and each of the other executive officers of the Company.

                                                                        LONG-TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                        ANNUAL COMPENSATION (1)      ---------------
                                      ----------------------------       SHARES
                                      FISCAL                           UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR     SALARY     BONUS     OPTIONS/SARS(2)   COMPENSATION
---------------------------           ------   --------   --------   ---------------   ------------
William W. Winspear.................   1998    $467,500   $429,561             0         $ 39,100(3)
  Chairman of the Board,               1997     436,667    342,930             0           31,600
  President and Chief                  1996     400,000    214,362             0           30,250
  Executive Officer

Donald L. Kaufman...................   1998    $407,917   $242,031             0         $ 33,500(4)
  President and Chief                  1997     378,333    209,529       100,000           26,000
  Executive Officer of the             1996     345,000    181,666             0          102,742
  Company's Alside division

Robert F. Hogan, Jr. ...............   1998    $220,833   $266,300        30,000         $  5,600(5)
  President and Chief                  1997     172,917    206,654             0            5,600
  Executive Officer of the             1996     150,000         --             0            5,250
  Company's AmerCable division

Robert L. Winspear..................   1998    $141,458   $ 42,956        20,000         $  4,951(5)
  Vice President and Chief             1997     100,816     34,293             0            3,529
  Financial Officer                    1996      82,292     21,436             0            2,880

---------------

(1) Perquisites and other personal benefits received by the Company's executive officers are not included in the Summary Compensation Table because the aggregate amount of such compensation, if any, did not meet disclosure thresholds established under current regulations of the SEC.

(2) In August 1998, Mr. Hogan and Mr. Robert Winspear were granted options to purchase 30,000 and 20,000 shares of common stock, respectively, at $9.00 per share, the fair market value on the date of grant. These options vested 20% on the date of grant and the balance vests 20% on each anniversary of the grant date. In February 1997, Mr. Kaufman was granted options to purchase 100,000 shares of common stock at $12.00 per share, the fair market value of the common stock on the date of grant. These options vested 50% on the date of grant and the balance vested on the second anniversary of the grant date.

(3) Represents directors fees of $33,500 and amounts accrued or allocated under AmerCable's retirement plan of $5,600.

(4) Represents directors fees.

(5) Represents amounts accrued or allocated under AmerCable's retirement plan.

COMPENSATION AND INCENTIVE PROGRAMS

     PROFIT SHARING PLAN. The Company maintains a profit sharing plan providing for annual bonus awards to certain key employees, including each of the executive officers of the Company. Such bonus amounts are based on pre-tax profits of the Company or, in the cases of Alside and AmerCable personnel, the pre-tax profits of these divisions. This plan is administered by the Compensation Committee, none of the members of which is eligible for a bonus award pursuant to this plan. Bonus payments under the profit sharing plan are not guaranteed. Cash bonuses accrued under this profit sharing plan in 1998, 1997 and 1996 to each of the Company's executive officers are set forth in the Summary Compensation Table.

     ALSIDE RETIREMENT PLAN. Prior to January 1, 1999, the Company maintained a defined benefit pension plan. This plan covered all Alside employees who had completed one year of service, except for various designated groups of hourly and union employees. Mr. Kaufman is the only executive officer of the Company entitled to receive benefits pursuant to this plan. Mr. Kaufman, who is age 67, would be eligible to receive a monthly pension amount of approximately $14,000 when he retires.

     EXECUTIVE AGREEMENT. Pursuant to an agreement with the Company, Mr. Kaufman is entitled to receive severance pay in an amount equal to his total earnings for the twelve-month period prior to the termination of his employment for any reason.

                           OPTION/SAR GRANTS IN 1998

     The following table provides information regarding the grant of stock options to the Company's executive officers in 1998. In addition, hypothetical gains of 5% and 10% are shown for these stock options. These hypothetical gains are based on assumed rate of annual compound stock price appreciation of 5% and 10% from the date the stock options were granted over the full option term of ten years. The Company has not granted stock appreciation rights.

                                              INDIVIDUAL GRANTS
                         -----------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF     PERCENTAGE OF                                       ASSUMED ANNUAL RATES
                          SECURITIES    TOTAL OPTIONS/                                  OF STOCK PRICE APPRECIATION
                          UNDERLYING     SARS GRANTED    EXERCISE                            FOR OPTION TERM(2)
                         OPTIONS/SARS    TO EMPLOYEES    PRICE PER     EXPIRATION      ------------------------------
NAME                       GRANTED         IN 1998       SHARE(1)         DATE              5%               10%
----                     ------------   --------------   ---------   ---------------   ------------      ------------
William W. Winspear.....         0             0%             --                  --     $      0          $      0
Donald L. Kaufman.......         0             0%             --                  --     $      0          $      0
Robert F. Hogan.........    30,000          10.9%          $9.00     August 26, 2008     $169,802          $430,310
Robert L. Winspear......    20,000           7.3%          $9.00     August 26, 2008     $113,201          $286,874

---------------

(1) The exercise price was equal to the fair market value of the common stock on the date of grant. The options vested 20% on the grant date. An additional 20% vests on each anniversary of the grant date.

(2) The potential realizable value portion of the table above illustrates the value that would be realized upon exercise of the option immediately prior to the expiration of its term, assuming the specified compounded rates of appreciation on the common stock over the term of the option. The use of the assumed 5% and 10% annual rates to stock price appreciation are established by the SEC and is not intended by the Company to forecast possible future appreciation of the price of its common stock.

                    AGGREGATED OPTION/SAR EXERCISES IN 1998
                    AND DECEMBER 31, 1998 OPTION/SAR VALUES

     The following table provides information, for each of the Company's executive officers, regarding the exercise of options during 1998 and unexercised options held as of December 31, 1998.

                                                                 NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                   OPTIONS/SARS                 OPTIONS/SARS AT
                                                              AT DECEMBER 31, 1998(1)        DECEMBER 31, 1998(2)
                               SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                             ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ---------------   --------   -----------   -------------   -----------   -------------
William W. Winspear...........        0             $0              0             0        $      0        $     0
Donald L. Kaufman.............        0              0         50,000        50,000        $      0        $     0
Robert F. Hogan...............        0              0          6,000        24,000        $ 16,500        $66,000
Robert L. Winspear............        0              0         24,000        16,000        $187,500        $44,000

---------------

(1) The Company has not granted stock appreciation rights.

(2) Based on a price of $11.75 per share of common stock, the closing sale price on December 31, 1998, multiplied by the number of shares of common stock of the Company issuable upon exercise of these options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCKHOLDERS' AGREEMENT

     Prudential, the Winspear Family Limited Partnership ("Winspear Partnership") and Associated Materials are parties to a Stockholders' Agreement. Pursuant to the Stockholders' Agreement, Prudential and the Winspear Partnership have agreed that (a) if the Winspear Partnership, or any subsequent holder of its shares of common stock, intends to sell any of its shares (other than in a public offering), to permit Prudential to participate in such sale on a pro rata basis and (b) if the Winspear Partnership, or any subsequent holder of its shares of common stock, elects to sell shares of common stock, to require Prudential and subsequent holders of its shares to participate in the sale on a pro rata basis, but only if the total number of shares of common stock to be sold exceeds 50% of the outstanding shares of common stock and Class B common stock on a fully diluted basis. The Stockholders' Agreement also requires, so long as Prudential and certain Prudential affiliates beneficially own at least 15% of the outstanding common stock on a fully diluted basis, all shares of common stock subject to the Stockholders' Agreement to be voted to elect two or three persons designated by Prudential to the Company's Board of Directors (depending on the number of directors making up the Board), or if Prudential and certain Prudential affiliates beneficially own at least 5% (but less than 15%) of the common stock, to elect to the Board one person designated by Prudential. Unless terminated earlier, the Stockholders' Agreement expires on August 19, 2003.

     Prudential currently has the right to nominate three directors to the Company's Board of Directors. Prudential has informed the Company that it does not presently intend to exercise its right under the Stockholders' Agreement to nominate persons to serve as directors.

REGISTRATION RIGHTS AGREEMENT

     Under the terms of a Registration Rights Agreement among the Company, Prudential and certain other stockholders, upon the request of either Prudential or the Winspear Partnership and its private transferees the Company shall, subject to certain exceptions, be required to effect two registrations of the common stock, provided that certain minimum and maximum numbers of shares are included in the request. The Registration Rights Agreement also grants secondary offering rights ("piggy-back" rights) to Prudential, the Winspear Partnership and certain other stockholders in connection with these requested registrations and any other Company registration of common stock or common stock equivalents. The registration rights may not be transferred, with certain exceptions, to persons who, after such transfer, would hold less than 100,000 shares of common stock or Class B common stock.

     The Registration Rights Agreement also provides that the Company will bear all expenses associated with the Company's obligation to effect these registrations, other than underwriting discounts, commissions and transfer taxes, if any. The Company's obligation to pay such expenses includes the out-of-pocket expenses (including legal and accounting expenses) for the first registration of common stock by Prudential or its private transferees, up to $100,000, and for the first registration of common stock by the Winspear Partnership or its private transferees, up to $100,000. The Company has reimbursed Prudential $100,000 for expenses incurred in connection with a prior offering of common stock. Therefore, the Company has no obligation to reimburse Prudential for any future expenses under this Agreement.

                               STOCK PERFORMANCE

     The following graph compares the cumulative stockholder return on the Company's common stock with the Standard & Poor's SmallCap 600 Index and the Building Materials Sector of the Standard & Poor's SmallCap 600 Index. The comparison assumes $100 was invested as of February 26, 1998 (the date on which shares of the Company's common stock began trading on a "when issued" basis) and the reinvestment of all dividends.

                  COMPARISON OF CUMULATIVE STOCKHOLDER RETURN
                                    [GRAPH]

                                                                                            S&P
                                                                          S&P             SMALLCAP
               MEASUREMENT PERIOD                    ASSOCIATED         SMALLCAP        600/BUILDING
             (FISCAL YEAR COVERED)                   MATERIALS         600 INDEX         MATERIALS
26-FEB-98                                                      100               100               100
31-MAR-98                                                   125.00            103.50            101.70
30-JUN-98                                                    83.59             98.89            103.03
30-SEP-98                                                    48.44             78.21             80.06
31-DEC-98                                                    73.44             91.97             94.40

               APPROVAL OF THE ASSOCIATED MATERIALS INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN
                                (PROPOSAL NO. 2)

INTRODUCTION

     The Employee Stock Purchase Plan provides a method for employees of the Company to purchase shares of common stock. The purpose of the Purchase Plan is to promote the interests of the Company by aligning the interests of employees and the Company's stockholders through the ownership of common stock. Management believes the Purchase Plan will be an important factor in attracting and retaining qualified employees essential to the continued success of the Company.

PURCHASE PLAN SUMMARY

     THE FOLLOWING SUMMARY OF THE PURCHASE PLAN IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF THE PURCHASE PLAN, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX A. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PURCHASE PLAN. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED IN THIS PORTION OF THE PROXY STATEMENT HAVE THE MEANINGS GIVEN THESE TERMS IN THE PURCHASE PLAN.

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Shares of common stock will be offered under the

Purchase Plan through a series of six-month periods, each referred to as a Purchase Period, until the maximum number of shares authorized to be issued under the Purchase Plan have been purchased or the Purchase Plan is terminated.

     Any employee of the Company is eligible to participate in the Purchase Plan if that employee customarily works 20 hours or more each week for more than five months each calendar year. A participant will be granted a purchase right on the first day of each Purchase Period in which he or she elects to participate. The purchase right provides the participant with the right to purchase shares of common stock on the Purchase Date. Purchase rights will not be granted to an employee if immediately after the grant the individual would own (within the meaning of Section 424(d) of the Code) or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

     A maximum of 250,000 shares of common stock may be issued under the Purchase Plan. However, should any change be made to the Company's common stock by reason of a stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company's receipt of consideration, appropriate adjustments will be made in the number of shares issuable under the Purchase Plan.

     Payroll deductions will begin on the first pay day of each Purchase Period and will continue through the pay day ending on or immediately prior to the last day of the Purchase Period, unless sooner terminated by the participant. The amounts collected will be credited to an account established for each participant by the plan administrator under the Purchase Plan.

     Purchase Periods will run from January 1 to June 30 and from July 1 to December 31. However, the first Purchase Period began on October 1, 1998, and ended on December 31, 1998. The last business day of each Purchase Period is the "Purchase Date" on which shares are actually purchased under the Purchase Plan. During each Purchase Period, a participant may authorize payroll deductions in
(a) any whole multiple of 1% of the participant's Eligible Compensation during the Purchase Period or (b) any whole dollar amount of the Eligible Compensation paid to the participant during each Purchase Period, provided the payroll deduction does not exceed a maximum of 25% of the participant's Eligible Compensation.

     The purchase price per share will be 85% of the lower of (a) the Fair Market Value per share of common stock on the first day of the Purchase Period or (b) the Fair Market Value per share of common stock on the last day of each Purchase Period. The closing price of the Company's common stock as reported on NASDAQ on April 1, 1999 was $10.50.

     The Purchase Plan is administered by a plan administrator. The plan administrator is appointed by the Board and has the full authority and discretion to interpret any provision of the Purchase Plan and the rules and regulations as necessary to comply with the requirements of Section 423 of the Code. The plan administrator also has the full authority and discretion to retain third-party firms (such as brokerage and record keeping firms) from time to time as he or she deems appropriate. Decisions of the plan administrator and the Board are final and binding on all parties having an interest in the Purchase Plan. The current plan administrator is Robert L. Winspear, an officer and employee of the Company. The Board has the full authority and discretion to decide any questions relating to the administration of the Purchase Plan that are referred to it by the plan administrator and to amend the Purchase Plan.

     The Purchase Plan may be amended from time to time by the Board or any duly authorized Board committee. All purchase rights outstanding at the effective date of any such amendment will be subject to its terms and provisions. However, the Board may not, without the approval of the Company's stockholders, increase the number of shares issuable under the Purchase Plan, except to the extent permitted in connection with changes in the Company's capital structure. The Board is authorized to terminate the Purchase Plan at any time, provided that no termination will adversely affect the terms of any outstanding purchase rights.

     The effective date of the Purchase Plan was October 1, 1998. Unless sooner terminated by the Board, the Purchase Plan will terminate upon the earliest of:

     - the last business day in December, 2008;

     - the date on which all shares of common stock available for issuance under the Purchase Plan have been sold; or

     - the date on which all purchase rights are exercised in connection with a "Corporate Transaction," which is defined under the Purchase Plan to mean generally any merger, consolidation or reorganization of the Company, or a sale of all or substantially all of the assets of the Company, in which less than 50% of the voting securities of the surviving or successor corporation or other legal entity are owned by the holders of the Company's voting securities immediately prior to such transaction.

The Purchase Plan provides that in the event of a Corporate Transaction each participant's right to purchase common stock will be automatically exercised.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES UNDER THE PURCHASE PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all possible federal or any foreign, state, local or other tax consequences of such participation or tax consequences based on particular circumstances.

     Assuming the Purchase Plan is qualified under Section 423 of the Code, the grant of the right to purchase and the purchase of shares of common stock under the Purchase Plan are not taxable. All tax consequences are deferred until the participant sells or otherwise disposes of shares or dies. The tax consequences of a disposition of shares vary depending on the time period such shares are held before their disposition. If a participant disposes of shares within two years after the first day of a Purchase Period in which such shares are acquired (a "disqualifying disposition"), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the Fair Market Value of the shares on the Purchase Date and the purchase price paid for such shares. Any additional resulting gain or loss recognized by the participant from the disposition of the shares is generally treated as a capital gain or loss. If the participant disposes of shares more than two years after the first day of a Purchase Period in which such shares were acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (a) the difference between the Fair Market Value of the shares on the date of disposition and the purchase price or (b) 15% of the Fair Market Value of the shares on the first day of a Purchase Period in which such shares are acquired. Any additional gain or loss recognized by the participant on the disposition of the shares generally is a capital gain.

     If the participant disposes of shares in a disqualifying disposition, the Company generally is entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code. In all other cases, no federal income tax deduction is allowed the Company. Under generally accepted accounting principles, the Company should not be required to recognize any compensation expense in connection with the purchase or sale of shares by participants pursuant to the Purchase Plan.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE EMPLOYEE STOCK PURCHASE
PLAN.

               APPROVAL OF THE ASSOCIATED MATERIALS INCORPORATED
                              INCENTIVE BONUS PLAN
                                (PROPOSAL NO. 3)

INTRODUCTION

     Historically, the Company has provided its officers, as well as other employees, with a cash incentive compensation program. The Company believes that this program promotes the attainment of the Company's performance goals by linking incentive compensation awards to the achievement of their objectives. The Company's Board of Directors approved the Incentive Bonus Plan in order to formalize this compensation program and to permit the Company to maintain the deductibility of awards under the Plan for federal income tax purposes.

INCENTIVE PLAN SUMMARY

     THE FOLLOWING SUMMARY OF THE INCENTIVE PLAN IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF THE INCENTIVE PLAN, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX B. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE INCENTIVE PLAN. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED IN THIS PORTION OF THE PROXY STATEMENT HAVE THE MEANINGS GIVEN THESE TERMS IN THE INCENTIVE PLAN.

     The Incentive Plan provides for both annual incentive awards and long-term incentive awards. Officers and other key employees of the Company who have been designated by the Board are eligible to participate in the Incentive Plan. Non-employee directors are not entitled to participate in the Incentive Plan. The annual incentive awards will be based on one fiscal year of the Company and the long-term incentive awards will be based on a period determined by the Board, but not longer than five consecutive fiscal years of the Company.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1.0 million accrued with respect to the chief executive officer and each of the Company's four other most highly compensated executive officers at the end of the applicable year. Participants in the Incentive Plan who are determined by the Board to be "covered employees" (within the meaning of Section 162(m)) will receive qualifying performance-based compensation that will not be subject to the deduction limit if certain requirements are met. In the case of the Incentive Plan, one requirement is that it be approved by the Company's stockholders.

     The Board will establish target levels of performance for each performance period for the Company as a whole and for each operating unit of the Company. The performance goals applicable to any annual incentive award or long-term incentive award made to a "covered employee" will be based on one or more of the following: total sales, comparable supply center sales, gross margin, pre-tax profit, operating or other expenses, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization, net income, earnings per share, cash flow, return on investment and stock price appreciation. Such performance goals may be expressed with respect to the Company or one or more other operating units and may be expressed in terms of absolute levels or percentages or ratios expressing relationships between two or more of the foregoing measures of performances (e.g., EBIT as a percentage of total sales), period to period changes relative to business plans or budgets, or relative to one or more other companies or one or more indices. The performance goals established by the Board will not be adjusted during a performance period, except to prevent dilution or enlargement of any award as a result of specific occurrences. Prior to each performance period, the Board will notify each selected participant of the minimum, maximum and target performance goals applicable and the corresponding minimum, maximum, and target levels of annual incentive and long term incentive awards for performance by the participant with respect to the established performance goals.

     The amount of annual incentive award and long-term incentive award paid to each participant, if any, will depend on the actual performance of the participant's operating unit or the Company as a whole. If the actual performance for a performance period (1) is below the minimum applicable performance goal, no incentive award will be paid to the participants, (2) is equal to its minimum performance goal established, the minimum level of incentive awards will be paid to participants, (3) is equal to its target performance goal, the target level of incentive award will be paid to participants, (4) is equal to or greater than its maximum performance goal, the maximum level of incentive awards will be paid to participants. If the actual performance is between any of these levels, the level of incentive awards paid to participants will be interpolated by the Board between the corresponding levels of incentive awards.

     In no event will an annual incentive award paid to a participant for a fiscal year exceed $2.0 million or will a long-term incentive award paid to a participant for a performance period exceed $3.0 million. Annual incentive awards and long-term incentive awards will be paid in cash on the date set by the Board for the particular performance period.

     The Incentive Plan will be administered by the Board, which has delegated its authority under the Incentive Plan to the Compensation Committee. The Board may interpret, amend or terminate the Incentive Plan.

     The Incentive Plan will become effective as of January 1, 1999, provided that no award will be paid under the Incentive Plan unless, prior to payment, the holders of a majority of the shares of common stock of the Company vote to approve the Incentive Plan.

AWARDS UNDER THE INCENTIVE PLAN

     For 1999, the Compensation Committee has established incentive compensation award opportunities for each of the Company's executive officers based upon pre-tax profit of the Company or the division in which they are employed. The amount of any awards payable for 1999 will be determined after the end of the year. Each of the Company's executive officers was eligible to earn a cash bonus on substantially similar terms in 1998. Bonus amounts paid under this program are reflected in the Summary Compensation Table under the caption "Executive Officer Compensation" in this Proxy Statement.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE INCENTIVE PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 4)

     On February 22, 1999, upon recommendation of the Audit Committee, the Board unanimously selected, subject to ratification by Associated Materials' stockholders, Ernst & Young LLP to continue to serve as independent auditors for Associated Materials for the fiscal year ending December 31, 1999. Ernst & Young has served as Associated Materials' independent auditors since 1984.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make statements and to respond to appropriate questions raised at the Annual Meeting.

     THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock beneficially owned by them. Directors, executive officers and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

     To the Company's knowledge, based solely on review of copies of such reports furnished to the Company or written representations from certain reporting persons, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% stockholders were complied with by such persons, except that one report filed by Robert L. Winspear relating to the sale of 60,800 shares of common stock was filed 17 days late.

                           COST OF SOLICITING PROXIES

     The cost of soliciting of proxies, including expenses to prepare and mail this Proxy Statement, will be paid by Associated Materials. Associated Materials has retained ChaseMellon Shareholder Services, L.L.C. to assist in soliciting proxies. For its services, ChaseMellon will receive a fee of $4,500. ChaseMellon will also be reimbursed its reasonable out-of-pocket expenses. Associated Materials does not otherwise expect to pay for the solicitation of proxies, but will reimburse brokers and nominees for their reasonable expenses for sending proxy materials to principals and obtaining their proxies. In addition to soliciting proxies by mail, directors, officers and employees of Associated Materials may solicit proxies in person, by telephone or by other means.

                             STOCKHOLDER PROPOSALS

     In order to be included in the Company's Proxy Statement for its Annual Meeting of Stockholders in 2000, stockholder proposals must be received at the Company's principal office, 2200 Ross Avenue, Suite 4100 East, Dallas, Texas 75201, Attention: Secretary, no later than December 18, 1999, as well as meet all other SEC requirements. In addition, Associated Materials' By-Laws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting must give advance notice to Associated Materials' Secretary regarding the proposal. The By-Laws generally require that written notice be delivered to the Secretary not less than 80 days prior to the date of the meeting and contain certain information regarding the stockholder desiring to present a proposal. A copy of the By-Laws is available upon request from the Secretary of Associated Materials.

                                          ASSOCIATED MATERIALS INCORPORATED
                                          /s/ ROBERT L. WINSPEAR

                                          Robert L. Winspear
                                          Secretary

Dallas, Texas
April 13, 1999

                                                                         ANNEX A

                       ASSOCIATED MATERIALS INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN

I. PURPOSE OF THE PLAN

     This Employee Stock Purchase Plan is intended to promote the interests of Associated Materials Incorporated by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

     Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II. ADMINISTRATION OF THE PLAN

     A. The Plan Administrator shall administer the Plan and shall have full authority and discretion to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary, and to take any action it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator and the Board shall be final and binding on all parties having an interest in the Plan. The Plan Administrator shall have full authority and discretion to retain and engage such third party firms (including, without limitation, brokerage and record keeping firms) as it shall from time to time deem advisable or appropriate.

     B. The Board shall have the full authority and discretion to designate Corporate Affiliates as Participating Companies from time to time and to terminate any such designation; to decide any questions relating to the administration of the Plan that are referred to the Board by the Plan Administrator; and to amend the Plan as provided in Section X.

III. STOCK SUBJECT TO PLAN

     A. The stock purchasable under the Plan shall be shares of authorized but unissued Common Stock or shares of Common Stock held in the Company's treasury. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 250,000 shares.

     B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to
(i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV. PURCHASE PERIODS

     Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

V. ELIGIBILITY

     A. Each individual who is an Eligible Employee on the Effective Date shall be eligible to participate in the Plan on the first day of any Purchase Period under the Plan, provided such individual remains an Eligible Employee on such day. Eligibility to participate in the Plan shall be limited to Eligible Employees employed by the Company or by a Corporate Affiliate that is a U.S. subsidiary of the Company.

     B. Each individual who becomes an Eligible Employee after the Effective Date shall be eligible to participate in the Plan on the first day of any Purchase Period commencing thereafter, provided such individual remains an Eligible Employee on such day.

     C. To participate in the Plan for a particular Purchase Period, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator and file such forms with the Plan Administrator (or its designee) before the first day of such Purchase Period. An Eligible Employee's enrollment in the Plan for a Purchase Period will remain in effect for all subsequent Purchase Periods until modified or terminated by the Eligible Employee or until he or she no longer qualifies as an Eligible Employee.

VI. PAYROLL DEDUCTIONS; SHORTFALL CONTRIBUTIONS

     A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be (i) any whole multiple of one percent (1%) of the Eligible Compensation paid to the Participant during each Purchase Period or (ii) any whole dollar amount of the Eligible Compensation paid to the Participant during each Purchase Period, provided that the Participant's payroll deduction for any Purchase Period shall not exceed a maximum of twenty-five percent (25%) of such Eligible Compensation. The deduction rate so authorized shall continue in effect for the entire Purchase Period. The Participant may not increase his or her rate of payroll deduction during a Purchase Period. However, the Participant may, at any time prior to the tenth (10th) Business Day immediately preceding the Purchase Date for the Purchase Period, reduce his or her rate of payroll deduction to any whole percentage or whole dollar amount or to zero, such reduction to become effective prospectively as soon as administratively feasible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Period. If a Participant reduces his or her payroll deductions to zero, the Participant's previous payroll deductions for the Purchase Period will still be applied to the purchase of shares of Common Stock on the Purchase Date, unless the Participant elects to terminate his or her purchase rights for the Purchase Period in accordance with Section VII.E.

     B. Payroll deductions shall begin on the first pay day of each Purchase Period and shall (unless sooner terminated) continue through the pay day ending on or immediately prior to the last day of the Purchase Period. The amounts so collected shall be credited to the Participant's Account under the Plan. Payroll deduction amounts need not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

     C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

     D. A Participant whose net pay after all deductions therefrom on any given pay day is not sufficient to fund the payroll deduction authorized by the Participant for a Purchase Period shall be permitted to fund any such shortfall by contributing the amount thereof to the Plan in cash, by personal check or in any other form permitted from time to time by the Plan Administrator ("Shortfall Contributions"). Shortfall Contributions must be contributed to the Plan before the tenth (10th) Business Day immediately preceding the Purchase Date for the Purchase Period. All references in this Plan to payroll deductions also shall be deemed to refer to and include Shortfall Contributions, except where the context clearly requires otherwise.

     E. No interest shall accrue on the payroll deductions of a Participant in the Plan.

VII. PURCHASE RIGHTS

     A. A Participant shall be granted a separate purchase right on the first day of each Purchase Period in which he or she participates. The purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Section 424(d) of the Code) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

     B. Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on such date on behalf of each Participant participating in the related Purchase Period (other than any Participant whose payroll deductions have previously been refunded in accordance with paragraph E below). The purchase shall be effected by applying the Participant's Account balance as of the last day of the Purchase Period to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant) at the Purchase Price in effect for that Purchase Period.

     C. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole and fractional shares obtained by dividing the Participant's Account balance on the last day of the Purchase Period by the Purchase Price in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 3,000 shares.

     D. Any portion of the Participant's Account balance that is not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be refunded as soon as administratively feasible.

     E. The following provisions shall govern the termination of outstanding purchase rights:

          (i) A Participant may, at any time prior to the tenth (10th) Business Day immediately preceding the Purchase Date for the Purchase Period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designee), and no further payroll deductions shall be collected from or made by the Participant with respect to such terminated purchase right. The Participant's entire Account balance as of the effective date of such termination shall be refunded as soon as administratively feasible.

          (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Purchase Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Purchase Period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) before the first day of the new Purchase Period.

          (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in employment status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and the Participant's entire Account balance shall be refunded as soon as administratively feasible. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the tenth (10th) Business Day immediately preceding the Purchase Date for the Purchase Period in which such leave commences, to withdraw his or her entire Account balance. If a Participant on such an unpaid leave does not exercise this right, such Participant's Account balance shall be held for the purchase of shares at the next Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during any such unpaid leave. Upon the return to active service of any Participant previously on unpaid leave, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant elected to withdraw his or her Account balance for the Purchase Period in which the leave commenced.

          (iv) Notwithstanding any other provision of the Plan to the contrary, a Participant's purchase rights with respect to a Purchase Period shall terminate, and his or her Account balance shall be refunded as soon as administratively feasible, if the Participant's employment with the Participating Companies terminates for any reason on or before the Purchase Date for such Purchase Period.

     F. Each outstanding purchase right shall automatically be exercised, immediately prior to the date any Corporate Transaction is consummated, by applying the Participant's Account balance to the purchase of whole and fractional shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the first day of the Purchase Period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the date such Corporate Transaction is consummated. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase. The Company shall use reasonable efforts to provide prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

     G. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the Account balance of each Participant, to the extent in excess of the aggregate Purchase Price payable for the Common Stock pro-rated to such individual, shall be refunded as soon as administratively feasible.

     H. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

     I. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become the owner of the purchased shares.

VIII. ACCRUAL LIMITATIONS

     A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such rights, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Company and of any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding, subject to the following:

          (i) The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the Purchase Period for which such right is granted.

          (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

     B. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Period, then the Participant's Account balance with respect to such purchase right shall be refunded as soon as administratively feasible.

     C. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX. EFFECTIVE DATE AND TERM OF THE PLAN

     A. The Plan was adopted by the Board on August 26, 1998 and shall become effective on the Effective Date, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation other than approval of the Plan by the Company's stockholders. In the event stockholder approval of the Plan by majority vote of the shares represented in person or by proxy at a meeting of the stockholders of the Company at which a quorum is present is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and the Participants' Account balances shall be distributed as soon as administratively feasible.

     B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest to occur of (i) the last Business Day in December 2008, (ii) the date on which all shares available for issuance under the Plan shall have been sold to Participants pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. Following such termination, no further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected under the Plan.

X. AMENDMENT OF THE PLAN

     A. The Plan may be amended from time to time by the Board or any duly authorized committee thereof, and all purchase rights outstanding at the effective date of any such amendment will be subject to such amendment. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan, requires the Plan to be amended, or in the event any of the rules under Section 16 of the 1934 Act are amended or supplemented (e.g., by addition of alternative rules), in either event to require or permit the Company to add, remove or lessen any restrictions on or with respect to purchase rights under the Plan, the Board reserves the right to amend the Plan to the extent of any such requirement, amendment or supplement, and all purchase rights then outstanding will be subject to such amendment.

     B. The Plan may be terminated at any time by action of the Board; provided, however, that the termination of the Plan shall not adversely affect the terms of any outstanding purchase rights.

     C. Notwithstanding the foregoing, the Board may not, without the approval of the Company's stockholders, increase the number of shares of Common Stock issuable under the Plan, except to the extent permitted under Section III.B.

     D. With respect to any Participating Corporation which employs Eligible Employees who reside outside of the United States, and notwithstanding anything herein to the contrary, the Board may in its sole discretion amend the terms of the Plan, or any purchase right granted under the Plan, in order to comply with the requirements of local law, and may, where appropriate, establish one or more sub-plans to reflect such amended provisions applicable to such Eligible Employees.

XI. GENERAL PROVISIONS

     A. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

     B. Nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or any Corporate Affiliate for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such Participant's employment at any time for any reason, with or without cause.

                                    APPENDIX

     The following definitions shall be in effect under the Plan:

     A. Account shall mean the account established by the Plan Administrator to record a Participant's payroll deductions as of any given date.

     B. Board shall mean the Company's Board of Directors.

     C. Business Day shall mean a day on which the New York Stock Exchange is open for trading.

     D. Code shall mean the Internal Revenue Code of 1986, as amended.

     E. Common Stock shall mean the Company's common stock, par value $.0025 per share.

     F. Company shall mean Associated Materials Incorporated, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Associated Materials Incorporated which shall by appropriate action adopt the Plan.

     G. Corporate Affiliate shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), whether now existing or subsequently established.

     H. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Company is a party:

          (i) a merger, consolidation or reorganization of the Company into or with another corporation or legal person as a result of which securities possessing less than fifty percent (50%) of the total combined voting power of the then-outstanding voting securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of the voting securities of the Company immediately prior to such transaction, or

          (ii) a sale or other transfer of all or substantially all of the assets of the Company to another corporation or other legal person as a result of which securities possessing less than fifty percent (50%) of the total combined voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer are held in the aggregate by the holders of the voting securities of the Company immediately prior to such sale or transfer.

     I. Effective Date shall mean October 1, 1998.

     J. Eligible Compensation means the following items of remuneration paid to a Participant by one or more Participating Companies during each Purchase
Period: base salary, overtime pay, commissions and cash incentive compensation, computed before giving effect to the Participant's salary reduction elections under Section 125 or Section 401(k) of the Code or the Participant's deferral elections under any nonqualified deferred compensation plan of the Company or any Corporate Affiliate.

     K. Eligible Employee shall mean an Employee who is employed by a Participating Company on a basis under which he or she is regularly expected to render at least twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages. Notwithstanding the foregoing, a person who is an independent contractor performing services for a Participating Company shall not be eligible to participate in the Plan.

     L. Employee shall mean an individual who is a common law employee of the Company or any Corporate Affiliate.

     M. Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock or the NASDAQ, as such price is officially quoted in the composite tape of transactions on such exchange or NASDAQ. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     N. 1933 Act shall mean the Securities Act of 1933, as amended.

     O. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

     P. Participant shall mean any Eligible Employee of a Participating Company who is actively participating in the Plan.

     Q. Participating Company shall mean the Company, each Corporate Affiliate that is a direct or indirect domestic subsidiary of the Company and each other Corporate Affiliate that is authorized from time to time by the Board to extend the benefits of the Plan to its Eligible Employees. For purposes of the foregoing, the term "subsidiary" has the meaning set forth in Section 424(f) of the Code.

     R. Plan shall mean the Company's Employee Stock Purchase Plan, as set forth in this document.

     S. Plan Administrator shall mean the person or persons appointed by the Board from time to time as the plan administrator of the Plan.

     T. Purchase Date shall mean the last Business Day of each Purchase Period or, with respect to a Corporate Transaction, the date specified for the purchase in Section VII.F.

     U. Purchase Period shall mean a period of six (6) months extending from January 1 to June 30 and from July 1 to December 31 of each year; provided, however, that the first Purchase Period shall begin on October 1, 1998, and shall end on December 31, 1998.

     V. Purchase Price shall mean the purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date and shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the first day of the Purchase Period in which the Purchase Date occurs or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

     W. Service shall mean the performance of services to the Company or any Corporate Affiliate by a person in the capacity of an Employee.

     X. Shortfall Contributions shall have the meaning ascribed to such term in
Section VI.D. of the Plan.

                                                                         ANNEX B

                       ASSOCIATED MATERIALS INCORPORATED
                              INCENTIVE BONUS PLAN

     Associated Materials Incorporated, a Delaware corporation (the "Company"), hereby adopts this Incentive Bonus Plan (this "Incentive Plan") effective as of January 1, 1999.

     1. PURPOSE. The purpose of this Incentive Plan is to promote the attainment of the Company's performance goals by providing incentive compensation for officers and other certain designated key employees of the Company and its Subsidiaries.

     2. DEFINITIONS. As used in this Incentive Plan, the following terms have the following meanings when used herein with initial capital letters:

          (a) "Annual Incentive Award" means the incentive bonus earned by a Participant pursuant to Section 5.

          (b) "Board" means the Board of Directors of the Company or, pursuant to any delegation by the Board to the Compensation Committee pursuant to
     Section 12, the Compensation Committee.

          (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (d) "Compensation Committee" means a committee appointed by the Board in accordance with the By-Laws of the Company consisting of at least two Non-Employee Directors.

          (e) "Covered Employee" means a Participant who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

          (f) "Long-Term Incentive Award" means the incentive bonus, if any, earned by a Participant pursuant to Section 6.

          (g) "Non-Employee Director" means a Director of the Company who is not a full-time employee of the Company or any Subsidiary.

          (h) "Operating Unit" means the Company as a whole and each other Subsidiary, division, plant, supply center, or other business unit of the Company in which individuals employed thereby or therein have been approved to participate in this Incentive Plan by the Board.

          (i) "Participant" means a person who is designated by the Board, to receive benefits under this Incentive Plan and who is at the time an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in such capacity.

          (j) "Performance Goal" means the target level of performance for each Performance Period for the Company as a whole and for each Operating Unit of the Company and, where applicable, for an individual Participant, in each case as established by the Board pursuant to Section 4. The Performance Goals applicable to any Annual Incentive Award or Long-Term Incentive Award made to a Covered Employee will be based solely upon one or more of the following measures of performance:

             1. total sales;

             2. comparable supply center sales;

             3. gross margin;

             4. pre-tax profit, before or after extraordinary items;

             5. operating or other expenses;

             6. earnings before interest and taxes ("EBIT");

             7. earnings before interest, taxes, depreciation and amortization;

             8. net income;

             9. earnings per share;

             10. cash flow;

             11. return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); and

             12. stock price appreciation.

     Performance Goals may be expressed with respect to the Company or one or more other Operating Units and may be expressed in terms of absolute levels or percentages or ratios expressing relationships between two or more of the foregoing measures of performance (e.g., EBIT as a percentage of total sales), period-to-period changes, relative to business plans or budgets, or relative to one or more other companies or one or more indices. The two immediately preceding sentences are intended to comply with the exception from Section 162(m) of the Code for qualified performance-based compensation, and will be construed, applied and administered accordingly.

          (k) "Performance Period" means, in the case of determining Annual Incentive Awards pursuant to Section 5, one fiscal year of the Company, and in the case of determining Long-Term Incentive Awards pursuant to Section 6, a period determined by the Board not longer than five consecutive fiscal years of the Company. The initial Performance Period under this Incentive Plan will commence on January 1, 1999. Any new Performance Period in each case would commence on the first day of each fiscal year of the Company.

          (l) "Retirement" means a Participant's voluntary termination of employment with the Company on or after attainment of age 65, or such other age as may from time to time be established as the normal retirement date under the Company's principal retirement plan in which the Participant is a participant, and before being informed by the Company that his or her employment will be terminated.

          (m) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (or any successor rule substantially to the same effect), as in effect from time to time.

          (n) "Subsidiary" has the meaning specified in Rule 405 promulgated under the Securities Act of 1933, as amended (or under any successor rule substantially to the same effect).

     3. ELIGIBILITY. Except as otherwise provided in this Section 3, an employee of the Company or one of its Subsidiaries will become a Participant for a particular Performance Period if such employee is approved as a Participant by the Board.

     4. PERFORMANCE GOALS. (a) The Board will approve for each Performance Period the applicable Performance Goals for the Company and each other Operating Unit, as well as for individual Participants in this Incentive Plan, where appropriate, based upon the consolidated business plan of the Company. Such Performance Goals will not be adjusted during a Performance Period, except that such Performance Goals may be so adjusted to prevent dilution or enlargement of any Annual Incentive Award or Long-Term Incentive Award as a result of extraordinary events or circumstances as determined by the Board or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges; provided, however, in the case of a Covered Employee, that no such adjustment will be made if the effect of such adjustment would be to cause the related compensation to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

     (b) Prior to the beginning of each Performance Period, the Board will (i) notify each eligible employee who has been selected to participate in this Incentive Plan that he or she is a Participant under this Incentive Plan for such Performance Period and (ii) communicate in writing to each Participant the minimum, maximum, and target Performance Goals applicable to such Participant for the Company and each other Operating Unit for such Performance Period, and the corresponding minimum, maximum, and target levels of Annual Incentive Awards and Long-Term Incentive Awards for performance by the Participant with respect to such Performance Goals.

     5. ANNUAL INCENTIVE AWARDS. (a) Subject to Section 4, unless changed by the Board, each eligible Participant may earn Annual Incentive Awards as hereinafter provided. Each Operating Unit's actual performance during a particular Performance Period will be measured against the Performance Goals established by the Board in accordance with Section 4. In the event such Operating Unit's performance for the Performance Period (1) is below the minimum Performance Goal established, no Annual Incentive Awards will be paid to Participants in respect thereof, (2) is equal to the minimum Performance Goal established, the minimum level of Annual Incentive Awards will be paid to Participants in respect thereof, (3) is equal to the target Performance Goal established, the target level of Annual Incentive Awards will be paid to Participants in respect thereof, (4) is equal to or greater than the maximum Performance Goal established therefor, the maximum level of Annual Incentive Awards will be paid to Participants in respect thereof, and (5) is between any two of the Performance Goal levels described in the immediately preceding clauses (2), (3), and (4), the level of Annual Incentive Awards to be paid to Participants in respect thereof will be a level interpolated by the Board between the corresponding levels of Annual Incentive Awards paid in respect of such Performance Goal levels.

     (b) Except in the case of a Covered Employee, the Annual Incentive Award determined pursuant to Section 5(a) may be modified by the Board to recognize a Participant's individual performance or in other circumstances deemed appropriate by the Board.

     (c) Notwithstanding any other provision of this Incentive Plan to the contrary, in no event will an Annual Incentive Award paid to any Participant for a fiscal year exceed $2.0 million.

     6. LONG-TERM INCENTIVE AWARDS. (a) Unless changed by the Board, each eligible Participant may earn Long-Term Incentive Awards as hereinafter provided. Each Operating Unit's actual performance during a particular Performance Period will be measured against the Performance Goals established by the Board in accordance with Section 4. In the event such Operating Unit's performance for such Performance Period (1) is below the minimum Performance Goal established, no Long-Term Incentive Awards will be paid to Participants in respect thereof, (2) is equal to the minimum Performance Goal established, the minimum level of Long-Term Incentive Awards will be paid to Participants in respect thereof, (3) is equal to the target Performance Goal established, the target level of Long-Term Incentive Awards will be paid to Participants in respect thereof, (4) is equal to or greater than the maximum Performance Goal established, the maximum level of Long-Term Incentive Awards will be paid to Participants in respect thereof, and (5) is between any two of the Performance Goal levels described in the immediately preceding clauses (2), (3), and (4), the level of Long-Term Incentive Awards to be paid to Participants in respect thereof will be a level interpolated by the Board between the corresponding levels of Long-Term Incentive Awards paid in respect of such Performance Goal levels.

     (b) Except in the case of a Covered Employee, the Long-Term Incentive Award determined pursuant to Section 6(a) may be modified by the Board to recognize a Participant's individual performance or in other circumstances deemed appropriate by the Board.

     (c) Notwithstanding any other provision of this Incentive Plan to the contrary, in no event will a Long-Term Incentive Award paid to any Participant for a Performance Period exceed $3.0 million.

     7. PAYMENT OF AWARDS. Annual Incentive Awards and Long-Term Incentive Awards will be paid to Participants in respect of any specific Performance Period (i) in cash, and (ii) on the date(s) and subject to such other terms as shall be determined by the Board at the time that Performance Goals are established for a specific Performance Period. The Company may deduct from any payment such amounts as may be required to be withheld under applicable law.

     8. TERMINATION OF EMPLOYMENT. If a Participant terminates employment with the Company and its Subsidiaries before the last day of a Performance Period due to death, disability, or Retirement with the consent of the Company, the Participant's Annual Incentive Awards and Long-Term Incentive Awards will be prorated on the basis of the ratio of the number of months of participation during the Performance Period to which the Annual Incentive Awards and Long-Term Incentive Awards relate to the aggregate number of months in such Performance Period. If a Participant's employment with the Company and its Subsidiaries is terminated by the Company or any such Subsidiary before the last day of a Performance Period for any reason other than for Cause (as hereinafter defined), the Participant's Annual Incentive Awards and Long-Term Incentive Awards will be prorated on the basis of the ratio of the number of months of participation during the Performance Period to which the Annual Incentive Awards and the Long-Term Incentive Awards relate to the aggregate number of months in such Performance Period, unless otherwise determined by the Board. Except as otherwise provided in this Section 8, if a Participant's employment with the Company and its Subsidiaries is terminated before the last day of a Performance Period for any reason, the Participant will not be entitled to any Annual Incentive Award or Long-Term Incentive Award for such Performance Period unless otherwise determined by the Board. For purposes of this Agreement, "Cause" means any act of dishonesty, fraud, or willful misconduct by a Participant in the performance of the Participant's duties as an employee of the Company, or any conviction of a Participant for any felony involving moral turpitude.

     9. CHANGE IN CONTROL. In connection with any actual or potential change in control of the Company, whether as a result of any stock acquisition, merger, or other business combination transaction, or any restructuring or recapitalization of the Company, then the Board will take all such actions hereunder as it may determine to be necessary or appropriate to treat Participants equitably hereunder, including without limitation the modification or waiver of applicable Performance Goals, Performance Periods, Annual Incentive Awards, or Long-Term Incentive Awards, notwithstanding the terms of any initial award, and whether to establish or fund a trust or other arrangement intended to secure the payment of such awards.

     10. TRANSFERS AND CHANGES IN RESPONSIBILITIES. (a) If a Participant's responsibilities materially change or the Participant is transferred during a Performance Period to another Operating Unit or to a position that is not designated or eligible to participate in this Incentive Plan, the Company may, as determined by the Board, either (i) continue the Participant's participation in this Incentive Plan and, except in the case of a Covered Employee, as of the date of such change or transfer, establish new performance awards (as determined pursuant to Section 10(b)) in respect of Annual Incentive Awards and/or Long-Term Incentive Awards, as the case may be, for the Participant with respect to his or her new position, or (ii) terminate the Participant's participation in this Incentive Plan in respect of Annual Incentive Awards and/or Long-Term Incentive Awards, as the case may be, and, as of the date of such change or transfer, the Participant's Annual Incentive Awards and/or Long-Term Incentive Awards, as the case may be, would be prorated on the basis of the ratio of the number of months of the Participant's participation during the Performance Period to which such Annual Incentive Awards and/or Long-Term Incentive Awards, as the case may be, relate to the aggregate number of months in such Performance Period.

     (b) If in the event of such a change or transfer the Participant's participation in this Incentive Plan in respect of Annual Incentive Awards and/or Long-Term Incentive Awards, as the case may be, is not terminated pursuant to Section 10(a)(ii), then the Participant's Annual Incentive Awards and/or Long-Term Incentive Awards, as the case may be, will be prorated on the basis of the number of months of service by the Participant at each Operating Unit during the Performance Period.

     11. SECURITY OF PAYMENT OF BENEFITS. Unless otherwise determined by the Board, all Annual Incentive Awards and Long-Term Incentive Awards will be paid from the Company's general assets, and nothing contained in this Incentive Plan will require the Company to set aside or hold in trust any funds for the benefit of any Participant, who will have the status of a general unsecured creditor of the Company.

     12. ADMINISTRATION OF THE PLAN. (a) This Incentive Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Incentive Plan to the Compensation Committee.

     (b) The Board will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Incentive Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Incentive

Plan. All such actions will be in the sole discretion of the Board and, when taken, will be final, conclusive, and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Board of any provision of this Incentive Plan or of any agreement, notification, or document evidencing the grant of benefits payable to Participants and any determination by the Board in its sole discretion pursuant to any provision of this Incentive Plan or any provision of such agreement, notification, or document will be final and conclusive. Without limiting the generality or effect of any provision of the Certificate of Incorporation of the Company, neither the Chief Executive Officer nor any member of the Board will be liable for any action or determination made in good faith.

     (c) The provisions of Sections 5 and 6 will be interpreted as authorizing the Board, in taking any action under or pursuant to this Incentive Plan, to take any action it determines in its sole discretion to be appropriate, subject only to the express limitations therein contained, and no authorization in either such Section or any other provision of this Incentive Plan is intended or may be deemed to constitute a limitation on the authority of the Board.

     (d) The existence of this Incentive Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Board or the Company to take any other action, including in respect of the grant or award of any annual or long-term bonus or other right or benefit, whether or not authorized by this Incentive Plan, subject only to limitations imposed by applicable law as from time to time applicable thereto.

     13. MISCELLANEOUS. (a) This Incentive Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

     (b) Except as otherwise provided in this Incentive Plan, no right or benefit under this Incentive Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge such right or benefit will be void. No such right or benefit will in any manner be liable for or subject to the debts, liabilities, or torts of a Participant.

     (c) This Incentive Plan may be amended or terminated from time to time by the Board. In the event this Incentive Plan is terminated before the last day of a Performance Period, Annual Incentive Awards and Long-Term Incentive Awards payable for such Performance Period will be prorated on the basis of the ratio of the number of months in such Performance Period prior to such termination to the aggregate number of months in such Performance Period and will be paid only after the end of such Performance Period, which will be deemed to continue until the expiration thereof as if this Incentive Plan had not been terminated.

     (d) If any provision in this Incentive Plan is held to be invalid or unenforceable, no other provision of this Incentive Plan will be affected thereby.

     (e) This Incentive Plan will be governed by and construed in accordance with applicable United States federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     14. EFFECTIVENESS. This Incentive Plan will become effective as of January 1, 1999 provided, however, that no Annual Incentive Award or Long-Term Incentive Award for any Performance Period commencing on or after January 1, 1999, will be paid under this Incentive Plan unless, prior to such payment, the holders of a majority of the shares of Common Stock of the Company actually voting on the matter approve this Incentive Plan at a meeting of the stockholders of the Company.

--------------------------------------------------------------------------------
                                  DETACH HERE



    Please mark
[X] votes as in
    this example.



This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the Director nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

------------------------------------------------------------------------------------------------------------------------------
                                                                                                  FOR      AGAINST     ABSTAIN
1. Election of Directors (See reverse).            2. Approval of the Associated Materials
                                                      Incorporated Employee Stock Purchase
                                                      Plan                                        [ ]        [ ]         [ ]

    FOR both            WITHHOLD                   3. Approval of the Associated Materials
    nominees listed     AUTHORITY                     Incorporated Incentive Bonus Plan           [ ]        [ ]         [ ]
    (except as          to vote for both
    marked to the       nominees                   4. Ratification of Ernst & Young LLP as
    contrary)                                         independent auditors.                       [ ]        [ ]         [ ]
       [ ]                 [ ]



    ---------------------------------------
    For both nominees except as noted above
------------------------------------------------------------------------------------------------------------------------------

                                                                                                                  MARK HERE
                                                                                                             [ ]  FOR ADDRESS
                                                                                                                  CHANGE AND
                                                                                                                  NOTE AT LEFT

                                                                IMPORTANT: Whether or not you expect to attend the annual
                                                                meeting in person, please date, sign and return this proxy.
                                                                Please sign exactly as your name appears on this proxy card.
                                                                Joint owners should each sign. When signing as attorney,
                                                                executor, administrator, trustee or guardian, please give your full title in this capacity.

Signature:                                                      Signature:
          ---------------------------------------------------             ----------------------------------------------------

Date:                                                           Date:
     --------------------------------------------------------        ---------------------------------------------------------

--------------------------------------------------------------------------------
                                   DETACH HERE

                        ASSOCIATED MATERIALS INCORPORATED
         PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

          The undersigned acknowledge(s) receipt of the Proxy Statement of Associated Materials Incorporated relating to the 1999
     Annual Meeting of Stockholders (the "Annual Meeting") and hereby constitute(s) and appoint(s) William W. Winspear and Robert L
     Winspear, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the
P    powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares
R    of Common Stock of Associated Materials Incorporated held or owned by the undersigned, or standing in the name of the
O    undersigned, at the Annual Meeting to be held on Thursday, May 20, 1999, commencing at 2:00 p.m., in the Keystone Room, 40th
X    Floor Skylobby in the Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201, or any adjournment or postponement thereof, upon the
Y    matters referred to in the Proxy Statement for the Annual Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Said attorneys and proxies present and acting at the Annual Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

         THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASSOCIATED MATERIALS INCORPORATED. UNLESS OTHERWISE
    SPECIFIED BELOW OR ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD OF DIRECTORS LISTED BELOW, FOR
    THE APPROVAL OF THE ASSOCIATED MATERIALS INCORPORATED EMPLOYEE STOCK PURCHASE PLAN, FOR THE APPROVAL OF THE ASSOCIATED MATERIALS
    INCORPORATED INCENTIVE BONUS PLAN AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS ASSOCIATED MATERIALS INCORPORATED'S
    INDEPENDENT AUDITORS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL
    MEETING.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

         1.  ELECTION OF TWO DIRECTORS to serve until Associated Materials Incorporated 2002 Annual Meeting of Stockholders. The
             nominees are James F. Leary and A. A. Meitz.

         2.  APPROVAL OF THE ASSOCIATED MATERIALS INCORPORATED EMPLOYEE STOCK PURCHASE PLAN.

         3.  APPROVAL OF THE ASSOCIATED MATERIALS INCORPORATED INCENTIVE BONUS PLAN.

         4.  RATIFICATION OF THE APPOINTMENT of Ernst & Young LLP as independent auditors.

                                                                                                     SEE REVERSE
             CONTINUED AND TO BE SIGNED ON REVERSE SIDE                                                  SIDE